Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 340 (Insured), National Trust 342, New York Trust 221 and Pennsylvania Trust 124:

We consent to the use of our report dated January 15, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
January 15, 2003